As filed with the Securities and
             Exchange Commission on November 4, 1997

                                       Registration No. 333-17547
=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                 POST EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-2
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ---------------

                   SA TELECOMMUNICATIONS, INC.
     (Exact name of Registrant as specified in its charter)


           Delaware                               75-2258519
 (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)


   1600 Promenade Center, 15th Floor, Richardson, Texas  75080
                         (972) 690-5888
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                      LYNN H. JOHNSON, ESQ.
                  Senior Vice President-Legal,
                  General Counsel and Secretary
                   SA Telecommunications, Inc.
                1600 Promenade Center, 15th Floor
                    Richardson, Texas  75080
                         (972) 690-5888


                            Copy to:
                      MARK S. SOLOMON, ESQ.
                         Arter & Hadden
                  1717 Main Street, Suite 4100
                       Dallas, Texas 75201
                         (214) 761-2100

        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------

       Approximate date of commencement of proposed sale to the
                             public:
                               N/A


                         ---------------

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.
[  ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION (1) THE SHARES OF COMMON STOCK, PAR VALUE .001 PER SHARE, AND (2) THE 10% CONVERTIBLE NOTES DUE 2006 OF THE REGISTRANT WHICH REMAIN UNSOLD AS OF THE DATE HEREOF. THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  DE-REGISTRATION OF SECURITIES

     On December 10, 1996, SA Telecommunications, Inc., a Delaware corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement (Reg. No. 333-17547) on Form S-2 under the Securities Act of 1933, as amended, covering (1) up to 859,022 shares of the Company's common stock, par value $.0001 per share and (2) up to an aggregate of $27,200,000 principal amount of the Company's 10% Convertible Notes due 2006 (collectively, the "Securities") to be sold from time to time by certain securityholders of the Company. Such Registration Statement, as amended by Post-Effective Amendment No. 1 filed on May 22, 1997, was declared effective on June 2, 1997.

           In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Securities that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 2 to the Registration Statement.

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on November 4, 1997.

                          SA TELECOMMUNICATIONS, INC.


                          By:    /s/ Howard F. Curd
                             --------------------------------
                              Howard F. Curd
                              Chairman of the Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signatures                   Title                 Date
        ----------                   -----                 ----

    /s/ Howard F. Curd      Chairman of the Board    November 4, 1997
--------------------------  and Director
      Howard F. Curd

   /s/ J. David Darnell     Chief Financial Officer, November 4, 1997
--------------------------  Senior Vice President-
     J. David Darnell       Finance and Director

  /s/ Igor I. Mamantov*     Director                 November 4, 1997
--------------------------
     Igor I. Mamantov

   /s/ Dean A. Thomas*      Director                 November 4, 1997
--------------------------
      Dean A. Thomas

  /s/ Barry J. Williams*    Director                 November 4, 1997
--------------------------
    Barry J. Williams

    /s/ Pete W. Smith*      Director                 November 4, 1997
--------------------------
      Pete W. Smith

/s/ Thomas L. Cunningham*   Director                 November 4, 1997
--------------------------
   Thomas L. Cunningham

 /s/ Reuben F. Richards*    Director                 November 4, 1997
--------------------------
    Reuben F. Richards

  /s/ Jack W. Matz, Jr.*    Director                 November 4, 1997
--------------------------
    Jack W. Matz, Jr.

   /s/ Paul R. Miller*      Director                 November 4, 1997
--------------------------
      Paul R. Miller

*By:  /s/ J. David Darnell
    ----------------------
     J. David Darnell
Agent and Attorney-in-Fact